Exhibit 99.2

1 AND OCTOBER 30, 2025 E X E C U T E • I N N O V A T E • G R O W ESTABLISHING A LEADING SPECIALTY EQUIPMENT MANUFACTURER

2 This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, which involve risks and uncertainties. Any statements about Terex’s and REV Group’s, or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events and any other statements to the extent they are not statements of historical fact are forward-looking statements. Words, phrases or expressions such as “will,” “creates,” “anticipate,” “believe,” “could,” “confident,” “continue,” “estimate,” “expect,” “forecast,” “hope,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “possible,” “potential,” “predict,” “project”, “target,” “trend” and similar words, phrases or expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are based on information available and assumptions made at the time the statements are made. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Forward-looking statements in this communication include, but are not limited to, statements about the benefits of the transaction, including realization of synergies, low capital intensity, attractive leverage position, efficient cost base, predictability of earnings, future financial and operating results and free cash flow and the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. The following transaction-related factors, among others, could cause actual results to differ materially from those expressed in or implied by forward-looking statements: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive agreement between Terex and REV Group; the possibility that the transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, trade policy (including tariff levels), laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Terex and REV Group operate; any failure to promptly and effectively integrate the businesses of Terex and REV Group; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Terex’s or REV Group’s customers, employees or other business partners, including those resulting from the announcement, pendency or completion of the transaction; Terex’s issuance of additional shares of its capital stock in connection with the transaction; the risk that Terex’s exploration of strategic options to exit its Aerials segment may not be successful or that any transaction entered into with respect to Terex’s Aerials segment is not on favorable terms; and the diversion of management’s attention and time to the transaction and the exploration of strategic options with respect to the Terex Aerials segment and from ongoing business operations and opportunities; and the outcome of any legal proceedings that may be instituted against REV Group or Terex in connection with the transaction. Additional important factors relating to Terex and REV Group that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to the risks and contingencies detailed in Terex’s and REV Group’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors are not necessarily all of the factors that could cause Terex’s, REV Group’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors also could harm Terex’s, REV Group’s or the combined company’s results. All forward-looking statements attributable to Terex, REV Group, or the combined company, or persons acting on Terex’s or REV Group’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and Terex and REV Group do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If Terex or REV Group updates one or more forward-looking statements, no inference should be drawn that Terex or REV Group will make additional updates with respect to those or other forward-looking statements. Further information regarding Terex, REV Group and factors that could affect the forward-looking statements contained herein can be found in Terex’s and REV Group’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. Cautionary Statement About Forward-Looking Statements

3 Important Information and Where to Find It In connection with the proposed transaction, Terex will file with the SEC a Registration Statement on Form S-4 to register the shares of Terex common stock to be issued in connection with the transaction. The Registration Statement will include a joint proxy statement of Terex and REV Group that also constitutes a prospectus of Terex. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of Terex and REV Group. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING TEREX, REV GROUP, THE COMBINED COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Terex or REV Group through the website maintained by the SEC at http://www.sec.gov, from Terex at its website, www.Terex.com, or from REV Group at its website, www.revgroup.com (information included on or accessible through either of Terex’s or REV Group’s website is not incorporated by reference into this communication). Reference to year is to fiscal year unless otherwise stated. Terex’s fiscal year end is December 31 and REV Group’s fiscal year end is October 31. References to the merged company’s fiscal year on a pro forma basis reflect these different fiscal years. Participants in the Solicitation Terex, REV Group, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Terex and REV Group and other persons who may be deemed to be participants in the solicitation of proxies in connection with the transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus related to the transaction, which will be filed with the SEC. Information about the directors and executive officers of Terex and their ownership of Terex common stock can be found in the sections entitled “Executive Compensation Program”, “Executive Compensation Practices”, “Executive Compensation Components”, “Director Compensation”, “Executive Compensation Tables”, and “Security Ownership of Certain Beneficial Owners and Management” included in Terex’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, filed with the SEC on April 1, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by Terex’s directors and executive officers; and in other documents subsequently filed by Terex with the SEC. Information about the directors and executive officers of REV Group and their ownership of REV Group common stock is set forth in the sections entitled “Director Compensation”, “Security Ownership of Certain Beneficial Owners and Management”, and “Executive Compensation Tables” included in the definitive proxy statement for REV Group’s 2025 Annual Meeting of Stockholders, filed with the SEC on January 17, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by REV Group’s directors and executive officers; and in other documents subsequently filed by REV Group with the SEC. Free copies of the documents referenced in this paragraph may be obtained as described above under the heading “Important Information and Where to Find It.” No Offer or Solicitation This communication is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Additional Information

4 Today’s Presenters Simon Meester Mark Skonieczny President & Chief Executive Officer President & Chief Executive Officer

5 Strong portfolio of diversified specialty equipment with leading brands Resilient, low cyclical, growing end markets $75M of readily achievable synergies Differentiated products and channels + Extensive U.S. manufacturing footprint Low capital intensity and attractive leverage position A win-win combination for all stakeholders Bolsters combined long-term growth outlook Terex and REV to Merge ― A Transformative New Chapter

# Transaction Summary

| | |
|---|---|
| **Transaction Structure** | • Strategic merger of Terex Corporation ("Terex") and REV Group ("REV") in a stock and cash transaction<br>• Combined equity value of ~$7B and enterprise value of ~$9B at announcement[1]<br>• Announces plan to exit Terex Aerials segment, including potential sale or spin-off |
| **Shareholder Consideration** | • Terex shareholders to own 58% and REV shareholders to own 42% of the combined company, on a fully-diluted basis[2]<br>• REV shareholders to receive 0.9809 Terex shares and $8.71 of cash consideration per REV share owned (represents total cash consideration of $425M)<br>• The combined company will continue to trade on the NYSE under the ticker 'TEX' |
| **Leadership & Governance** | • Simon Meester to serve as CEO of the combined company<br>• 12-member Board will comprise 7 directors from Terex and 5 directors from REV |
| **Pro Forma Impact** | • $75M of run-rate synergies in 2028 with ~50% achieved 12 months after closing<br>• Expected net leverage ratio at close of ~2.5x net debt to Pro Forma Adj. EBITDA, after synergies[3]<br>• ~$1B[4] of liquidity expected at close, with strong asset base and favorable credit statistics |
| **Approvals & Closing** | • Transaction unanimously approved by Boards of Directors of both companies<br>• Expected close in H1 2026, subject to satisfaction of customary closing conditions, including regulatory approvals and Terex and REV shareholder approval |

*Source: FactSet; market data as of 10/28/2025.*

*1. Equity value calculated as estimated pro forma shares outstanding multiplied by Terex share price. Enterprise value calculated as pro forma equity value plus last reported net debt figures.*
*2. Calculated based on 67.3M Terex fully diluted shares outstanding and 49.7M REV fully diluted shares outstanding.*
*3. Figure represents expected net debt balance and Adj. EBITDA at FY 2025E for Pro Forma company including Aerials and $75M of run-rate synergies.*
*4. Reflects estimated cash on balance sheet at 12/31/2025, after cash consideration and fees, and revolver capacity.*

TEREX REV Vehicles for life
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7 2017 - 2020: Acquired Spartan and divested shuttle bus business May 2023: Mark Skonieczny named CEO 2017 - 2019: Exited MHPS, mobile cranes and construction businesses January 2024: Simon Meester named CEO Purposeful Evolution and Strategic Transformation 2023 – 2025: Significant cost reduction and transformation July 2024: Announced acquisition of Environmental Solutions Group January 2024: Announced exit of School & Transit Bus businesses Note: Timeline dates not shown to scale. 2025: Announced sale of Tower and Rough Terrain Cranes business Announces plan to exit Terex Aerials segment Focus on core growth areas with low cyclicality, resilient markets with attractive margins and stable earnings $75 Million in Run-Rate Synergies To be executed primarily across corporate overhead, procurement and operations May 2023: Mark Skonieczny named CEO

8 Accelerates Strategic Transformation with Compelling Financial Profile Source: Management estimates and company filings. Note: Financials are presented on a fiscal year-end (FYE) basis. 1. LTM 3Q 2025 figures; includes corporate costs based on Aerials contribution to total sales. 2. Reflects estimated FY 2025E Adj. EBITDA for each company; REV Adj. EBITDA presented net of estimated share based compensation expense of ~$12.5M. 3. Adj. FCF defined as Adj. EBITDA – Capex. 4. Adj. FCF Conversion defined at Adj. FCF / Adj. EBITDA. 2025E Sales ($B) 2025E Adj. EBITDA Margin (%)2 12% 9% 11% 6%1 14% 2025E Adj. FCF Conversion2,3,4 (%) 81% 78% 80% 32%1 89% $5.4 $2.4 $7.8 ($2.0)1 $5.8 Current Tag Current Rolex Current Tag+Current Rolex Minus: Girard Pro Forma Monaco (ex. Aerials) + + Includes $75M of run-rate synergies \ Aerials Includes $75M of run-rate synergies Excludes synergies

9 North America 83% Rest of World 17% Specialty Vehicles 42% Materials Processing 29% Environmental Solutions 29% Produces a Diversified Platform in Attractive End Markets Source: Management estimates. Note: Financials are presented on a fiscal year-end (FYE) basis. Figures inclusive of eliminations allocated based on each segment’s contribution to sales. 1. Figures represent share of Terex and REV 2025E combined sales, excluding Terex’s Aerials business. 2. Reflects 99%+ North America exposure for REV, consistent with 2024A filings. 3. “Other” includes Industrial and Commercial / Leisure end markets. Balanced Business Mix Further Diversified End Markets Robust Presence in North America2 Emergency Vehicles 31% Waste and Recycling 28% Infrastructure 17% Utilities 13% Other3 11% Terex + REV – Aerials 2025E Sales1

# Strong Portfolio of Specialty Equipment and Vehicles with ~$30B+ TAM

| | Environmental Solutions | Materials Processing | Specialty Vehicles |
|---|---|---|---|
| **2025E Sales** | ~$1.7B | ~$1.7B | ~$2.4B |
| **Key Products** |  |  |  |
| **Select Brands** | TEREX, HEIL, 3RD EYE, MARATHON | POWERSCREEN (A Terex Brand), FINLAY (A Terex Brand), ADVANCE (A Terex Brand), ECOTEC, FRANNA (A Terex Brand), FUCHS (A Terex Brand) | E-ONE, AEV, FERRARA, SPARTAN, Renegade RV, Wheeled Coach, KME |

TEREX. REV Vehicles for life

Source: Management estimates. Note: Figures inclusive of eliminations allocated based on each segment's contribution to sales.

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11 Highly Attractive End-Market Exposure Note: End markets depicted are not representative of all end markets served. 1. American Society of Civil Engineers. ⚫ Resilient end-markets underpinned by municipal tax receipts ⚫ Large installed base with regular replacement cycle provides visibility to growth ⚫ Urban sprawl and population growth support fleet expansion Well-positioned in resilient markets with attractive secular tailwinds ⚫ Essential service with strong performance through cycles ⚫ Multi-year contracts and recurring volumes ⚫ Increased focus on upgrades to drive safety, productivity and fleet efficiency ⚫ Sustained and growing public sector investment in infrastructure and megaprojects ⚫ $9.1T anticipated U.S. infrastructure investment required by 20331 ⚫ Critical infrastructure underpinned by secular growth tailwinds ⚫ Aging infrastructure requiring replacement ⚫ Momentum from renewed focus on grid resiliency, including fire mitigation and storm hardening Emergency Vehicles Waste & Recycling Infrastructure Utilities

12 Complementary Operating Systems and Cultures ⚫ Performance-based culture ⚫ Operational excellence ⚫ Effective capital deployment to drive growth ⚫ Integration management and business synergies ⚫ Supply chain resiliency Driving Process Excellence Operating System

13 Significant Value Creation Through $75M of Readily Achievable Synergies Source: Management estimates. 1. Cash costs to achieve are one-time and expected to be ~1x run-rate synergies. ⚫ Cost harmonization ⚫ Scale benefit and consolidation Procurement Operations ⚫ Combine best-in-class operational excellence practices ⚫ Product and go-to-market ⚫ Public company cost savings ⚫ Elimination of overlapping structure ⚫ IT and HR consolidation Corporate Overhead Different photo ⚫ $75 Million Run-Rate Synergies1 ⚫ ~50% achieved 12 months after closing ⚫ Fully-realized in 2028 Significant Value Creation

# Rebaselining the Company to Unlock Shareholder Value

## ’25E Adj. EBITDA Margin (%)


~12%
~12%
~14%[2]
~15%
TEREX
(Today)[3]
Current
Peer Median
TEREX + REV
Vehicles for life
(ex. Aerials)
New
Peer Median

## EV / ’26E Adj. EBITDA[1]


~8x
~11x
Current
Peer Median
New
Peer Median

**Differentiated end markets with reduced cyclicality**

*Source: Management estimates; FactSet consensus estimates, as of 10/28/2025.*

*Notes: Financials are presented on a fiscal year-end (FYE) basis. Current Peer Median includes ASTE, HRI, MTW, OSK and URI (MTW financials and multiple based on 2Q'25 LTM figures due to lack of available estimates); New Peer Median includes FSS, PLOW, REVG, ALG and TTC. PLOW and REVG Adj. EBITDA presented net of estimated stock-based compensation expense.*

*1. Multiples reflect FYE Adj. EBITDA. 2. Includes $75M of run-rate synergies. 3. Prior to announced transaction.*

TEREX REV Vehicles for life
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15 Terex and REV ― A Bright Future Together Combined Company accelerates shareholder value Strategic Growth Priorities Terex + REV - Aerials Expand portfolio Strong portfolio of businesses with leading brands Accelerate profitable growth Unlocks $75M of run-rate synergies Resilient end markets Significant shareholder value creation New products, multiple channels Enhanced exposure to highly-attractive end markets Low capital intensity Complementary operating systems and cultures

16 Contacts Derek Everitt VP, Investor Relations derek.everitt@terex.com 203 -216 -8524 Drew Konop VP, Investor Relations and Corporate Development drew.konop@revgroup.com 262 -957 -4594

# Appendix: Non-GAAP Financial Measures

This presentation includes the following non-GAAP measures, as defined under SEC rules, which are defined below:

**Adjusted EBITDA**

Adjusted EBITDA is defined as earnings, before interest, other non-operating income (loss), income (loss) attributable to non-controlling interest, taxes, depreciation and amortization. Terex and REV Group calculate this by subtracting the following items from Net income (loss): (Gain) loss on disposition of discontinued operations- net of tax; and (Income) loss from discontinued operations – net of tax. Then adds the Provision for (benefit from) income taxes; Interest & Other (Income) Expense; the Depreciation and Amortization amounts reported in the Consolidated Statement of Cash Flows less amortization of debt issuance costs that are recorded in Interest expense; other items management believes are not indicative of ongoing performance.

Terex and REV Group believe that disclosure of adjusted EBITDA will be helpful to those reviewing their performance, as adjusted EBITDA provides information on their ability to meet debt service, capital expenditure and working capital requirements, and is also an indicator of profitability.

Terex and REV Group are unable to provide forward-looking quantitative reconciliation of these forward-looking non-GAAP financial measures to any GAAP measure because they are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant periods. These forward-looking non-GAAP financial measures reflect management's current expectation and beliefs regarding the potential benefits of the proposed transaction. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. The 2025E metrics are forward-looking in nature and subject to risks and uncertainties that could cause each of Terex's and REV Group's financial performance to differ materially from such estimates.

| ($B) (Estimated) | Terex FY2025 Outlook (Midpoint) | REV FY2025 Outlook (Midpoint) | Terex + REV (Pro Forma) | Less: Terex Aerials 3Q'25 LTM[1] | Terex + Rev - Aerials (Pro Forma) |
|---|---|---|---|---|---|
| **Sales** | **$5.4** | **$2.4** | **$7.8** | **($2.0)** | **$5.8** |
| Adj. EBITDA | $0.6 | $0.2 | $0.9 | ($0.1) | $0.8 |
| Plus: Run-rate synergies | - | - | - | - | 0.1 |
| **PF Adj. EBITDA[2]** | **$0.6** | **$0.2** | **$0.9** | **($0.1)** | **$0.8** |
| *Margin (%)* | *12%* | *9%* | *11%* | *6%* | *14%* |
| Less: Capex | (0.1) | (0.0) | (0.2) | 0.1 | (0.1) |
| **Adj. FCF** | **$0.5** | **$0.2** | **$0.7** | **($0.0)** | **$0.7** |
| *Adj. FCF conversion (%)[3]* | *81%* | *78%* | *80%* | *32%* | *89%* |

**Terex FY2025E Segment Net Sales**

| ($B) (Estimated) | Aerials | MP | ES |
|---|---|---|---|
| FY'24 Sales | $2.4 | $1.9 | $1.5 |
| FY'25 Outlook | (LDD) | (HSD) | LDD |
| **FY'25E Sales** | **~$2.0** | **~$1.7** | **~$1.7** |

*(LDD) = down low double-digits*
*(HSD) = down high single-digits*
*LDD = up low double-digits*

*1. Includes corporate costs based on Aerials contribution to total Terex sales.*
*2. Adjusted for REV Group share based compensation expense of ~$12.5M.*
*3. Adj. FCF Conversion defined as Adj. FCF / Adj. EBITDA.*

TEREX. REV Vehicles for life
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